Exhibit 5.8

Calder Plaza Building 250 Monroe Avenue NW, Suite 800 P.O. Box 306 Grand Rapids, MI 49501-0306 616.831.1700 616.831.1701 fax - Kalamazoo, Michigan 269.226.2950 - www.millerjohnson.com
Jon G. March
Peter J. Kok
Robert D. Brower
J. Michael Smith
Ronald E. Roden
Christopher L. Edgar
James C. Bruinsma
Craig A. Mutch
Thomas P. Sarb
Michael B. Quinn
Jeffrey S. Ammon
Thomas R. Wurst
David J. Gass
J. Scott Timmer
William H. Fallon
Robert J. Christians
Craig H. Lubben
Michael J. Taylor
Cynthia P. Ortega
Mark E. Rizik
John T. Piggins
Alan C. Schwartz
Catherine C. Metzler
T. J. Ackert
Daniel P. Perk
Mary V. Bauman
Kenneth G. Hofman
Stephen R. Ryan

Frank E. Berrodin
Lauretta K. Murphy
Peter H. Peterson
Joseph H. Doele
David M. Buday
James R. Peterson
Karen J. Custer
Jeffrey J. Fraser
Matthew L. Vicari
Gary A. Chamberlin
Julie A. Sullivan
John F. Koryto
Connie R. Thacker
Tony Comden
D. Andrew Portinga
Richard E. Hillary II
Thomas S. Baker
Nathan D. Plantinga
Sarah K. Willey
Maxwell N. Barnes
Michael E. Stroster
Rachel J. Foster
Mark S. Pendery
Mary L. Tabin
Robert W. O’Brien
Wendy Parr Holtvluwer
Salvatore W. Pirrotta
Robert D. Wolford

Marcus W. Campbell
Catherine A. Tracey
Eric R. Starck
Daniel R. Olson
Rebecca L. Strauss
Keith E. Eastland
Gregory P. Ripple
Sara G. Lachman
Marcia Bennett Boyce
Joseph J. Gavin
John W. McNeil
Richard J. Puhek
Melissa Neckers
Kelley E. Stoppels
Matthew K. Bishop
Rachel L. Hillegonds
Raj A. Malviya
Andrew D. Oostema
Kathleen Hogan Aguilar
Sara A. Nicholson
Dustin J. Jackson
Neil J. Marchand
Jason C. Miller
Patrick M. Edsenga
Chris M. Schlegel
Aliyya Clement Rizley
C. J. Schneider

Justin M. Bratt
Tripp W. Vander Wal
Patrick M. Jaicomo
Andrew A. Cascini
Katerina M. Vujea
Kaley M. Connelly
Andrew L. Kortesoja
Of Counsel
J. Lee Murphy
Boyd A. Henderson
Bert J. Fortuna, Jr.
Brent D. Rector
Robert W. Scott
Glen V. Borre
Robert J. Miller
(1916 -1982)
Robert A. Johnson
(1910 - 1976)
Arthur R. Snell
(1916 - 1995)
John W. Cummiskey
(1917 - 2002)

August 11, 2014

Omega Healthcare Investors, Inc.
200 International Circle
Suite 3500
Hunt Valley, Maryland 21030

Re:	Registration Statement on Form S-4 filed by Omega Healthcare Investors, Inc.

Ladies and Gentlemen:

We have acted as special Michigan counsel to 42235 County Road Holdings Co. LLC, a Michigan limited liability company (“42235 County Road”), and 1200 Ely Street Holdings Co. LLC, a Michigan limited liability company (“1200 Ely Street” and, together with 42235 County Road, the “Michigan Guarantors”), each a direct or indirect subsidiary of Omega Healthcare Investors, Inc., a Maryland corporation (the “Parent”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Parent and the subsidiary guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by the Parent (the “Exchange Offer”) to exchange up to $400,000,000 in aggregate principal amount of the Parent’s registered 4.950% Senior Notes due 2024 (the “Exchange Notes”) for an equal aggregate principal amount of its existing 4.950% Senior Notes due 2024 issued and outstanding in the aggregate principal amount of $400,000,000 (the “Initial Notes”), under the indenture dated as of March 11, 2014 (the “Original Indenture”), among the Parent, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of June 27, 2014 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”).  All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified.

Miller Johnson

Omega Healthcare Investors, Inc.
August 11, 2014

We have not been involved in the preparation of the Registration Statement, nor were we involved in the negotiation, preparation or execution of any of the other Transaction Documents (as defined below), or any of the related agreements executed or delivered in connection therewith.  We have been retained solely for the purpose of rendering certain opinions pursuant to Michigan law.

In connection herewith, we have examined:

1.           the Registration Statement in the form to be filed with the Commission on August 11, 2014;

2.           an executed copy of the Original Indenture, including the form of guarantee of the Notes (each, a “Guarantee”) provided for therein;

3.           an executed copy of the Supplemental Indenture;

4.           an executed copy of the Initial Notes and the notation of Subsidiary Guarantee endorsed thereon;

5.           the form of the Exchange Notes attached as Exhibit A to the Original Indenture;

6.           the form of notation of Subsidiary Guarantee to be endorsed on the Exchange Notes attached as Exhibit E to the Original Indenture;

7.           the Articles of Organization of 42235 County Road as certified by the Secretary of State of the State of Michigan as of July 30, 2014;

8.           the Limited Liability Company Agreement, as amended, of 42235 County Road, as in effect on the date hereof and as certified by the Secretary of the Michigan Guarantors;

9.           the Articles of Organization of 1200 Ely Road as certified by the Secretary of State of the State of Michigan as of July 30, 2014;

10.         the Amended and Restated Operating Agreement, as amended, of 1200 Ely Road, as in effect on the date hereof and as certified by the Secretary of the Michigan Guarantors;

Miller Johnson

Omega Healthcare Investors, Inc.
August 11, 2014

11.           a Certificate of Good Standing from the Michigan Department of Licensing and Regulatory Affairs dated July 30, 2014 with respect to each of the Michigan Guarantors;

12.           a certificate of the Secretary of the Michigan Guarantors dated August 11, 2014 (the “Secretary Certificate”); and

13.           certain resolutions adopted by the sole director or an officer of the sole member of each of the Michigan Guarantors on March 4, 2014 relating to the transactions referred to herein, as certified by the Secretary of the Michigan Guarantors.

The documents referenced as items (1) through (6) above are collectively referred to as the “Transaction Documents.”

For purposes of this opinion letter, we have not reviewed any documents other than the foregoing.  In particular, we have not reviewed any document that is referred to in or incorporated by reference into the Indenture (other than the Initial Notes, the form of Exchange Notes and the form of notation of Subsidiary Guarantee).  We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinion stated herein.  We have also assumed, with your permission, that (i) the certifications set forth in the Secretary Certificate are true and correct as of the date hereof and (ii) the organizational and governing documents and resolutions referenced in the Secretary Certificate and in items (7) through (12) above, have not been amended, altered, repealed or superseded.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) or other sources maintained by a court or government authority or regulatory body, and the authenticity of the originals or such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Commission on EDGAR or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes.  As to matters of fact material to our opinion, we have relied, without independent investigation, upon the representations contained in the Transaction Documents and on statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Michigan Guarantors.

Miller Johnson

Omega Healthcare Investors, Inc.
August 11, 2014

In connection herewith, we have assumed that, other than with respect to the Michigan Guarantors, all of the Transaction Documents have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties thereto, all of the signatories to such documents have been duly authorized by all such parties and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.  We have also assumed, with your permission, that the Trustee has duly authenticated the Initial Notes.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when (i) the Registration Statement as finally amended (including all pre- and post-effective amendments) has become effective under the Act, (ii) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes (in the form examined by us) have been duly executed by the Parent and duly authenticated and delivered by the Trustee in accordance with the provisions of the Indenture and issued in exchange for the Initial Notes and the notations of Subsidiary Guarantee (in the form examined by us) have been duly executed by the Michigan Guarantors, each in accordance with the Indenture upon consummation of the Exchange Offer, and otherwise in accordance with the terms of the Registration Statement and the exhibits thereto, the Guarantee provided for in the Indenture by each of the Michigan Guarantors with respect to the Exchange Notes will constitute a valid and binding obligation of each Michigan Guarantor.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a.           Our opinion herein reflects only the application of applicable Michigan law (excluding the securities and blue sky laws of such State) that we, based on our experience, recognize as applicable to the Michigan Guarantors in a transaction of the type contemplated by the Indenture.  We express no opinion as to the effect of the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  We note that the Guarantee and the Indenture are to be governed by and are to be construed and enforced in accordance with the substantive laws of the State of New York.  However, in rendering the opinions expressed herein, we have assumed, with your permission, that the substantive laws of the State of Michigan would apply.

b.           We express no opinion as to the enforceability of the Exchange Notes.

Miller Johnson

Omega Healthcare Investors, Inc.
August 11, 2014

c.           The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

d.           Our opinion contained herein is subject to the effect of any (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) implied covenant of good faith and fair dealing, and (iv) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

e.           Our opinion is further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

f.           We express no opinion as to the enforceability of (1) any provision of the Indenture purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law or (2) any provision of the Indenture relating to choice of law.

Miller Johnson

Omega Healthcare Investors, Inc.
August 11, 2014

g.           We express no opinion as to whether a subsidiary may guarantee or otherwise be liable for indebtedness incurred by its parent except to the extent that such subsidiary may be determined to have benefited from the incurrence of the indebtedness by its parent or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by its parent are, directly or indirectly, made available to such subsidiary for its corporate or other analogous purposes.

h.           We express no opinion as to (i) the authorizations, approvals or consents that may be necessary under federal or state securities and “blue sky” laws (including without limitation, Michigan securities and “blue sky” laws) in connection with the transactions contemplated by the Transaction Documents or (ii) the qualification of the Indenture under federal or state securities laws, including without limitation the Trust Indenture Act of 1939, as amended.

We do not render any opinions except as set forth above.  The opinion set forth herein is made as of the date hereof.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

Miller Johnson

By
Maxwell N. Barnes

MNB:jao

Schedule I

Subsidiary Guarantors

Subsidiary	State or other jurisdiction of formation

Encanto Senior Care, LLC	Arizona
13922 Cerise Avenue, LLC	California
245 East Wilshire Avenue, LLC	California
3806 Clayton Road, LLC	California
523 Hayes Lane, LLC	California
637 East Romie Lane, LLC	California
2425 Teller Avenue, LLC	Colorado
Bayside Colorado Healthcare Associates, Inc.	Colorado
OHI (Connecticut), Inc.	Connecticut
Bayside Street II, Inc.	Delaware
Carnegie Gardens LLC	Delaware
CFG 2115 Woodstock Place LLC	Delaware
CSE Albany LLC	Delaware
CSE Amarillo LLC	Delaware
CSE Arden L.P.	Delaware
CSE Augusta LLC	Delaware
CSE Bedford LLC	Delaware
CSE Blountville LLC	Delaware
CSE Bolivar LLC	Delaware
CSE Cambridge LLC	Delaware
CSE Cambridge Realty LLC	Delaware
CSE Camden LLC	Delaware
CSE Canton LLC	Delaware
CSE Casablanca Holdings II LLC	Delaware
CSE Casablanca Holdings LLC	Delaware
CSE Cedar Rapids LLC	Delaware
CSE Centennial Village	Delaware
CSE Chelmsford LLC	Delaware
CSE Chesterton LLC	Delaware
CSE Claremont LLC	Delaware
CSE Corpus North LLC	Delaware
CSE Denver Iliff LLC	Delaware
CSE Denver LLC	Delaware
CSE Douglas LLC	Delaware
CSE Elkton LLC	Delaware
CSE Elkton Realty LLC	Delaware
CSE Fairhaven LLC	Delaware
CSE Fort Wayne LLC	Delaware
CSE Frankston LLC	Delaware
CSE Georgetown LLC	Delaware
CSE Green Bay LLC	Delaware
CSE Hilliard LLC	Delaware
CSE Huntingdon LLC	Delaware
CSE Huntsville LLC	Delaware
CSE Indianapolis-Continental LLC	Delaware
CSE Indianapolis-Greenbriar LLC	Delaware
CSE Jacinto City LLC	Delaware
CSE Jefferson City LLC	Delaware
CSE Jeffersonville-Hillcrest Center LLC	Delaware
CSE Jeffersonville-Jennings House LLC	Delaware

Subsidiary	State or other jurisdiction of formation

CSE Kerrville LLC	Delaware
CSE King L.P.	Delaware
CSE Kingsport LLC	Delaware
CSE Knightdale L.P.	Delaware
CSE Lake City LLC	Delaware
CSE Lake Worth LLC	Delaware
CSE Lakewood LLC	Delaware
CSE Las Vegas LLC	Delaware
CSE Lawrenceburg LLC	Delaware
CSE Lenoir L.P.	Delaware
CSE Lexington Park LLC	Delaware
CSE Lexington Park Realty LLC	Delaware
CSE Ligonier LLC	Delaware
CSE Live Oak LLC	Delaware
CSE Lowell LLC	Delaware
CSE Marianna Holdings LLC	Delaware
CSE Memphis LLC	Delaware
CSE Mobile LLC	Delaware
CSE Moore LLC	Delaware
CSE North Carolina Holdings I LLC	Delaware
CSE North Carolina Holdings II LLC	Delaware
CSE Omro LLC	Delaware
CSE Orange Park LLC	Delaware
CSE Orlando-Pinar Terrace Manor LLC	Delaware
CSE Orlando-Terra Vista Rehab LLC	Delaware
CSE Pennsylvania Holdings	Delaware
CSE Piggott LLC	Delaware
CSE Pilot Point LLC	Delaware
CSE Pine View LLC	Delaware
CSE Ponca City LLC	Delaware
CSE Port St. Lucie LLC	Delaware
CSE Richmond LLC	Delaware
CSE Ripley LLC	Delaware
CSE Ripon LLC	Delaware
CSE Safford LLC	Delaware
CSE Salina LLC	Delaware
CSE Seminole LLC	Delaware
CSE Shawnee LLC	Delaware
CSE Spring Branch LLC	Delaware
CSE Stillwater LLC	Delaware
CSE Taylorsville LLC	Delaware
CSE Texarkana LLC	Delaware
CSE Texas City LLC	Delaware
CSE The Village LLC	Delaware
CSE Upland LLC	Delaware
CSE Walnut Cove L.P.	Delaware
CSE West Point LLC	Delaware
CSE Whitehouse LLC	Delaware
CSE Williamsport LLC	Delaware
CSE Winter Haven LLC	Delaware
CSE Woodfin L.P.	Delaware
CSE Yorktown LLC	Delaware
Desert Lane LLC	Delaware
Greenbough, LLC	Delaware
LAD I Real Estate Company, LLC	Delaware
North Las Vegas LLC	Delaware
NRS Ventures, L.L.C.	Delaware
OHI Asset (AR) Ash Flat, LLC	Delaware

Subsidiary	State or other jurisdiction of formation

OHI Asset (AR) Camden, LLC	Delaware
OHI Asset (AR) Conway, LLC	Delaware
OHI Asset (AR) Des Arc, LLC	Delaware
OHI Asset (AR) Hot Springs, LLC	Delaware
OHI Asset (AR) Malvern, LLC	Delaware
OHI Asset (AR) Mena, LLC	Delaware
OHI Asset (AR) Pocahontas, LLC	Delaware
OHI Asset (AR) Sheridan, LLC	Delaware
OHI Asset (AR) Walnut Ridge, LLC	Delaware
OHI Asset (AZ) Austin House, LLC	Delaware
OHI Asset (CA), LLC	Delaware
OHI Asset (CO), LLC	Delaware
OHI Asset (CT) Lender, LLC	Delaware
OHI Asset (FL) Lake Placid, LLC	Delaware
OHI Asset (FL) Lender, LLC	Delaware
OHI Asset (FL), LLC	Delaware
OHI Asset (GA) Macon, LLC	Delaware
OHI Asset (GA) Moultrie, LLC	Delaware
OHI Asset (GA) Snellville, LLC	Delaware
OHI Asset (ID) Holly, LLC	Delaware
OHI Asset (ID) Midland, LLC	Delaware
OHI Asset (ID), LLC	Delaware
OHI Asset (IL), LLC	Delaware
OHI Asset (IN) American Village, LLC	Delaware
OHI Asset (IN) Anderson, LLC	Delaware
OHI Asset (IN) Beech Grove, LLC	Delaware
OHI Asset (IN) Clarksville, LLC	Delaware
OHI Asset (IN) Clinton, LLC	Delaware
OHI Asset (IN) Connersville, LLC	Delaware
OHI Asset (IN) Crown Point, LLC	Delaware
OHI Asset (IN) Eagle Valley, LLC	Delaware
OHI Asset (IN) Elkhart, LLC	Delaware
OHI Asset (IN) Forest Creek, LLC	Delaware
OHI Asset (IN) Fort Wayne, LLC	Delaware
OHI Asset (IN) Franklin, LLC	Delaware
OHI Asset (IN) Greensburg, LLC	Delaware
OHI Asset (IN) Indianapolis, LLC	Delaware
OHI Asset (IN) Jasper, LLC	Delaware
OHI Asset (IN) Kokomo, LLC	Delaware
OHI Asset (IN) Lafayette, LLC	Delaware
OHI Asset (IN) Madison, LLC	Delaware
OHI Asset (IN) Monticello, LLC	Delaware
OHI Asset (IN) Noblesville, LLC	Delaware
OHI Asset (IN) Rosewalk, LLC	Delaware
OHI Asset (IN) Salem, LLC	Delaware
OHI Asset (IN) Seymour, LLC	Delaware
OHI Asset (IN) Spring Mill, LLC	Delaware
OHI Asset (IN) Terre Haute, LLC	Delaware
OHI Asset (IN) Wabash, LLC	Delaware
OHI Asset (IN) Westfield, LLC	Delaware
OHI Asset (IN) Zionsville, LLC	Delaware
OHI Asset (LA), LLC	Delaware
OHI Asset (MD), LLC	Delaware
OHI Asset (MI) Heather Hills, LLC	Delaware
OHI Asset (MI), LLC	Delaware
OHI Asset (MO), LLC	Delaware
OHI Asset (MS) Byhalia, LLC	Delaware
OHI Asset (MS) Cleveland, LLC	Delaware

Subsidiary	State or other jurisdiction of formation

OHI Asset (MS) Clinton, LLC	Delaware
OHI Asset (MS) Columbia, LLC	Delaware
OHI Asset (MS) Corinth, LLC	Delaware
OHI Asset (MS) Greenwood, LLC	Delaware
OHI Asset (MS) Grenada, LLC	Delaware
OHI Asset (MS) Holly Springs, LLC	Delaware
OHI Asset (MS) Indianola, LLC	Delaware
OHI Asset (MS) Natchez, LLC	Delaware
OHI Asset (MS) Picayune, LLC	Delaware
OHI Asset (MS) Vicksburg, LLC	Delaware
OHI Asset (MS) Yazoo City, LLC	Delaware
OHI Asset (NC) Wadesboro, LLC	Delaware
OHI Asset (OH) Lender, LLC	Delaware
OHI Asset (OH), LLC	Delaware
OHI Asset (OR) Portland, LLC	Delaware
OHI Asset (PA), LLC	Delaware
OHI Asset (SC) Aiken, LLC	Delaware
OHI Asset (SC) Anderson, LLC	Delaware
OHI Asset (SC) Easley Anne, LLC	Delaware
OHI Asset (SC) Easley Crestview, LLC	Delaware
OHI Asset (SC) Edgefield, LLC	Delaware
OHI Asset (SC) Greenville, LLC	Delaware
OHI Asset (SC) Greenville Griffith, LLC	Delaware
OHI Asset (SC) Greenville Laurens, LLC	Delaware
OHI Asset (SC) Greenville North, LLC	Delaware
OHI Asset (SC) Greer, LLC	Delaware
OHI Asset (SC) Marietta, LLC	Delaware
OHI Asset (SC) McCormick, LLC	Delaware
OHI Asset (SC) Orangeburg, LLC	Delaware
OHI Asset (SC) Pickens East Cedar, LLC	Delaware
OHI Asset (SC) Pickens Rosemond, LLC	Delaware
OHI Asset (SC) Piedmont, LLC	Delaware
OHI Asset (SC) Simpsonville SE Main, LLC	Delaware
OHI Asset (SC) Simpsonville West Broad, LLC	Delaware
OHI Asset (SC) Simpsonville West Curtis, LLC	Delaware
OHI Asset (TN) Bartlett, LLC	Delaware
OHI Asset (TN) Collierville, LLC	Delaware
OHI Asset (TN) Memphis, LLC	Delaware
OHI Asset (TX) Anderson, LLC	Delaware
OHI Asset (TX) Bryan, LLC	Delaware
OHI Asset (TX) Burleson, LLC	Delaware
OHI Asset (TX) College Station, LLC	Delaware
OHI Asset (TX) Comfort, LLC	Delaware
OHI Asset (TX) Diboll, LLC	Delaware
OHI Asset (TX) Granbury, LLC	Delaware
OHI Asset (TX) Hondo, LLC	Delaware
OHI Asset (TX) Italy, LLC	Delaware
OHI Asset (TX) Winnsboro, LLC	Delaware
OHI Asset (TX), LLC	Delaware
OHI Asset (UT) Ogden, LLC	Delaware
OHI Asset (UT) Provo, LLC	Delaware
OHI Asset (UT) Roy, LLC	Delaware
OHI Asset (VA) Charlottesville, LLC	Delaware
OHI Asset (VA) Farmville, LLC	Delaware
OHI Asset (VA) Hillsville, LLC	Delaware
OHI Asset (VA) Rocky Mount, LLC	Delaware
OHI Asset (WA) Battle Ground, LLC	Delaware
OHI Asset (WV) Danville, LLC	Delaware

Subsidiary	State or other jurisdiction of formation

OHI Asset (WV) Ivydale, LLC	Delaware
OHI Asset CSB LLC	Delaware
OHI Asset CSE – E, LLC	Delaware
OHI Asset CSE – U, LLC	Delaware
OHI Asset HUD CFG, LLC	Delaware
OHI Asset HUD Delta, LLC	Delaware
OHI Asset HUD SF CA, LLC	Delaware
OHI Asset HUD SF, LLC	Delaware
OHI Asset HUD WO, LLC	Delaware
OHI Asset II (CA), LLC	Delaware
OHI Asset II (FL), LLC	Delaware
OHI Asset RO PMM Services, LLC	Delaware
OHI Asset RO, LLC	Delaware
OHI Asset, LLC	Delaware
OHI Mezz Lender, LLC	Delaware
Panama City Nursing Center LLC	Delaware
Skyler Maitland LLC	Delaware
Suwanee, LLC	Delaware
Florida Real Estate Company, LLC	Florida
Pensacola Real Estate Holdings I, Inc.	Florida
Pensacola Real Estate Holdings II, Inc.	Florida
Pensacola Real Estate Holdings III, Inc.	Florida
Pensacola Real Estate Holdings IV, Inc.	Florida
Pensacola Real Estate Holdings V, Inc.	Florida
Skyler Pensacola, Inc.	Florida
OHI (Illinois), Inc.	Illinois
OHI (Indiana), Inc.	Indiana
OHI (Iowa), Inc.	Iowa
Sterling Acquisition Corp.	Kentucky
48 High Point Road, LLC	Maryland
Arizona Lessor - Infinia, Inc.	Maryland
Bayside Street, Inc.	Maryland
Colorado Lessor - Conifer, Inc.	Maryland
Delta Investors I, LLC	Maryland
Delta Investors II, LLC	Maryland
Florida Lessor – Meadowview, Inc.	Maryland
Georgia Lessor - Bonterra/Parkview, Inc.	Maryland
Indiana Lessor – Wellington Manor, Inc.	Maryland
OHI Asset (PA) Trust	Maryland
OHI Asset II (PA) Trust	Maryland
OHI Asset III (PA) Trust	Maryland
OHI Asset IV (PA) Silver Lake Trust	Maryland
OHI Tennessee, Inc.	Maryland
Omega TRS I, Inc.	Maryland
Texas Lessor – Stonegate GP, Inc.	Maryland
Texas Lessor – Stonegate, Limited, Inc.	Maryland
Texas Lessor – Stonegate, LP	Maryland
Washington Lessor – Silverdale, Inc.	Maryland
OHIMA, Inc.	Massachusetts
1200 Ely Street Holdings Co. LLC	Michigan
42235 County Road Holdings Co. LLC	Michigan
Dixie White House Nursing Home, Inc.	Mississippi
Ocean Springs Nursing Home, Inc.	Mississippi
Skyler Boyington, Inc.	Mississippi
Skyler Florida, Inc.	Mississippi
Canton Health Care Land, Inc.	Ohio
Colonial Gardens, LLC	Ohio
Dixon Health Care Center, Inc.	Ohio

Subsidiary	State or other jurisdiction of formation

Hutton I Land, Inc.	Ohio
Hutton II Land, Inc.	Ohio
Hutton III Land, Inc.	Ohio
Leatherman 90-1, Inc.	Ohio
Leatherman Partnership 89-1, Inc.	Ohio
Leatherman Partnership 89-2, Inc.	Ohio
Meridian Arms Land, Inc.	Ohio
Orange Village Care Center, Inc.	Ohio
St. Mary’s Properties, Inc.	Ohio
The Suburban Pavilion, Inc.	Ohio
Wilcare, LLC	Ohio
Pavillion North Partners, Inc.	Pennsylvania
Pavillion North, LLP	Pennsylvania
Pavillion Nursing Center North, Inc.	Pennsylvania